UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 7, 2010

 Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Stephen Boyd resigned from his position as a director of Lenco Mobile Inc. (the “Company”) effective as of the close of business on August 7, 2010.

Mr. Boyd has resigned to pursue other interests.  His resignation is not in connection with any disagreement with the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By:/s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer
Date:  August 11, 2010